SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

                           FORM 8-A/A

       FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
            PURSUANT TO SECTION 12(b) OR (g) OF THE
                SECURITIES EXCHANGE ACT OF 1934


            Mid-America Apartment Communities, Inc.
     ------------------------------------------------------
     (Exact name of registrant as specified in its charter)


             Tennessee                               62-1543819
--------------------------------------        -----------------------
State of Incorporation or Organization          (I.R.S. Employer
                                                 Identification No.)

   6584 Poplar Avenue, Suite 340, Memphis, Tennessee        38138
   -------------------------------------------------      ----------
        (Address of principal executive offices)          (Zip Code)

If this Form relates to the                  If this Form relates to the
registration of a class of debt              registration of a class of debt
securities and is effective upon filing      securities and is to become
pursuant to General Instruction A(c)(1)      effective simultaneously with
check the following box. ____                the effectiveness of a concurrent
                                             registration statement under the
                                             Securities Act of 1933 pursuant
                                             to General Instruction A(c)(2)
                                             please check the following
                                             box. ____


Securities to be registered pursuant to Section 12(b) of the Act:

                                             Name of each exchange on which
  Title of Class to be so registered         each class is to be registered
-------------------------------------------  ------------------------------
8 7/8% Series B Cumulative Preferred Stock,      New York Stock Exchange
        par value $.01 per share
    (liquidation value $25 per share)



Securities to be registered pursuant to Section 12(g) of the Act:

                         Not Applicable
                     -----------------------
                       (title of class)

         INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.  Description of Registrant's Securities to be Registered

     A description of the 8 7/8% Series B Cumulative Preferred Stock, par value $.01 per share of the Registrant is contained in a Rule 424(b) Preliminary Prospectus Supplement supplementing the Registrant's Registration Statement on Form S-3, No. 333-34775, which became effective on September 9, 1997, which Preliminary Prospectus Supplement shall be deemed to be incorporated herein by reference for all purposes.

Item 2.  Exhibits

     The securities described herein are to be registered on the New York Stock Exchange, on which other securities of the Registrant are registered. Accordingly, the following exhibits, required in accordance with Part I to the Instructions as to Exhibits on Form 8-A, have been duly filed with the New York Stock Exchange:

     4.1 Articles of Amendment to the Amended and Restated Charter Establishing and Fixing the Rights and Preferences of a Series of Shares of Preferred Stock.

     4.2  *    Form of Articles of Amendment to the Amended and
          Restated Charter Establishing and Fixing the Rights and
          Preferences of a Series of Shares of Preferred Stock.

     4.3 Specimen Share Certificate for 8 7/8% Series B Cumulative Preferred Stock.

----------------
          * Previously filed.



                           SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                              Mid-America  Apartment Communities, Inc.

                              By: /s/ Simon R.C. Wadsworth
                                  -----------------------------------
                              Title:  Chief Financial Officer

November 14, 1997